CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (Pre-Effective Amendment No. 2 to the Registration Statement No. 333-216083) of our reports dated March 24, 2017 relating to the consolidated financial statements and financial statement schedules, which appear in AXA Equitable Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 1, 2017